                                                                    Exhibit 8.1

                                  WPP GROUP PLC
                SIGNIFICANT SUBSIDIARIES AS AT DECEMBER 31, 2001


                                                          COUNTRY OF
           NAME                                     INCORPORATION/RESIDENCE
  ------------------------------------------------------------------------------

  The Ogilvy Group, Inc.                                      USA
  J. Walter Thompson Company                                  USA
  J. Walter Thompson USA, Inc.                                USA
  Young & Rubicam Inc.                                        USA
  WPP Group US Finance Corp.                                  USA
  York Merger Corp.                                           USA
  WPP Group USA, Inc.                                         USA
  WPP Group Holdings Corp.                                    USA
  WPP Group US Finance Holdings Corp.                         USA
  WPP Luxembourg Gamma Sarl                               Luxembourg
  WPP Luxembourg Beta Sarl                                Luxembourg
  WPP (Luxembourg) Sarl                                   Luxembourg
  WPP North Atlantic Ltd                                      UK
  Young & Rubicam International Group BV                The Netherlands
  Y&R Denmark II                                            Denmark
  Y&R Denmark II                                            Denmark
  WPPIH 2001, Inc.                                            USA
  Cygnet Holdings Inc.                                        USA
  WPP Holdings (Holland) BV                             The Netherlands
  Dolphin Square BV                                     The Netherlands
  Vincent Square BV                                     The Netherlands
  WPP Lux Europe Sarl                                     Luxembourg
  Arbour Square BV                                      The Netherlands
  Lexington International BV                            The Netherlands
  Line Exchange Ltd                                           UK
  WPP Dutch Holdings Ltd                                      UK
  Eton Square Ltd                                             UK
  ReadySquare Ltd                                             UK
  Thistleclub Ltd                                             UK
  Hamsard 2318 Ltd                                            UK
  WPP Group (UK) Ltd                                          UK